UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2026, the Board of Directors (the “Board”) of Fermi Inc. (the “Company”) appointed Lee McIntire as Chief Executive Officer (“CEO”) of the Company, effective as of August 11, 2026, continuing until a successor CEO is appointed by the Board. Mr. McIntire currently serves as a director of the Company.

The Company has entered into an Employment Agreement with Mr. McIntire (the “Employment Agreement”), which provides for an annualized base salary of $750,000. Mr. McIntire is eligible to receive a target annual bonus equal to 100% of his base salary, with a maximum bonus equal to 200% of the target bonus. Mr. McIntire’s annual bonus in respect of each calendar year will be prorated based on the number of days that Mr. McIntire serves as CEO during such year. In addition, Mr. McIntire is entitled to a monthly housing allowance of $15,000. The Employment Agreement provides severance of accrued obligations, including unpaid base salary, accrued but unused vacation, vested benefits and unreimbursed business expenses, and in the event of termination due to death or disability, the annual bonus payable with respect to the calendar year immediately preceding the year of termination, to the extent unpaid. Mr. McIntire will continue to serve as a director of the Company without additional compensation with respect to his services as a director.

The Employment Agreement provides for Mr. McIntire’s participation in the Company’s 2025 Long-Term Incentive Plan (the “2025 LTIP”). In connection with his appointment as CEO, the Company will grant Mr. McIntire a number of restricted stock units having a grant date fair market value of $3,000,000 (the “RSU Award”) pursuant to the 2025 LTIP, subject to the terms and conditions of the 2025 LTIP and the form Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) attached hereto as Exhibit 10.2. Pursuant to the RSU Award Agreement, 100% of the restricted stock units cliff vest on the first anniversary of the date of grant, subject to Mr. McIntire’s continued employment with the Company on such date. The RSU Award Agreement provides for accelerated vesting of 100% of the unvested restricted stock units upon (i) the 60th day following the Board’s appointment of a successor CEO, (ii) a change in control in which the successor or acquirer does not assume, substitute, or otherwise continue the award, (iii) Mr. McIntire’s termination by the Company without cause within twelve months following a change in control, or (iv) Mr. McIntire’s death or disability. If Mr. McIntire’s employment is terminated by the Company without cause or Mr. McIntire resigns for good reason, a pro-rata portion of the restricted stock units will vest based on the number of days elapsed between the grant date and the vesting date.

The summaries of the Employment Agreement and RSU Award Agreement set forth above do not purport to be complete statements of the terms of such documents. The summaries are qualified in their entirety by reference to the full text of the Employment Agreement and RSU Award Agreement, which are set forth as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1†	Employment Agreement between Lee McIntire and the Company, dated August 11, 2026
10.2†	Form of Restricted Stock Unit Award Agreement between Lee McIntire and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: August 14, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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